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                                                          Exhibit 21.1

                              SUBSIDIARIES
                                    OF
                           BMC INDUSTRIES, INC.

1.   Buckbee-Mears Europe GmbH
2.   BMC Industries Foreign Sales Corporation
3.   Optical Manufacturing Supplies Limited
4.   Vision-Ease Canada, Ltd.